Exhibit 10.5

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”), is dated as of March 3, 2021, by and among FTAC HERA ACQUISITION CORP., a Cayman Islands exempted company (the “Company”), FTAC HERA ADVISORS, LLC, a Delaware limited liability company (the “Sponsor”), and certain funds and accounts managed by Millennium Management LLC (“Subscriber”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, (i) the Sponsor shall sell to Subscriber, and Subscriber shall purchase, certain Class B ordinary shares of the Company (the “Founder Shares”) and (ii) Subscriber shall purchase from the Company certain units of the Company, each unit consisting of one Class A ordinary share of the Company (the “Class A Shares”) and one-fourth of one redeemable warrant to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (the “Private Placement Units” and together with the Founder Shares, the “Securities”).

NOW, THEREFORE, in consideration of the premises above, which are incorporated in this Agreement as if fully set forth below, and the mutual covenants and other agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Sponsor and Subscriber hereby agree as follows:

1.	Closing; Conditions.

(a)  Obligation. Upon execution, Subscriber’s obligation to purchase the Securities, and the Sponsor’s obligation to sell the Founder Shares to Subscriber and the Company’s obligation to sell the Private Placement Units to Subscriber, each in a private placement transaction (collectively, the “Private Placement”), shall be irrevocable, subject to the terms set forth in this Agreement.

(b)  Closing. The closing of the purchase of the Private Placement Units (the “Unit Closing”) shall take place at the offices of the Company, or such other place as determined by the Company (including remotely via delivery of electronic documents), contemporaneously with the closing of the IPO (the “Unit Closing Date”). The closing of the purchase of the Founder Shares (the “Founder Shares Closing”) shall take place at the offices of the Company, or such other place as determined by the Company (including remotely via delivery of electronic documents), on the closing of the Business Combination (as defined below) (the “Founder Shares Closing Date”). As used herein, “Closing” means the Unit Closing or the Founder Shares Closing, as applicable, and “Closing Date” means the Unit Closing Date or the Founder Shares Closing Date, as applicable. If (i) the closing of the IPO has not occurred for any reason by June 30, 2021 or (ii) the Company is liquidated or dissolved prior to the Founder Shares Closing Date, then, unless Subscriber otherwise agrees in writing, this Agreement shall terminate and be of no further force or effect.

(c)  Closing Conditions. Subscriber’s obligation to purchase the Securities and the Company’s and the Sponsor’s obligation to sell the Securities to Subscriber is conditioned upon satisfaction of the following conditions precedent (any or all of which may be waived by the Company, the Sponsor and Subscriber in its sole discretion with respect to the other parties’ conditions):

(i)  On the applicable Closing Date, no legal, administrative or regulatory action, suit or proceeding shall be pending which seeks to restrain or prohibit the transactions contemplated by this Agreement.

(ii)  The representations and warranties of the Company, the Sponsor and Subscriber contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the applicable Closing Date as if made on such Closing Date.

(d)  Subscription and Sale of the Securities. Subject to Section 1(f) hereof, (i) on the Unit Closing Date, Subscriber shall purchase from the Company, and the Company shall issue and sell to Subscriber, 960,000 Private Placement Units, in consideration for Subscriber’s purchase price for such Private Placement Units of $9,600,000 (the “Unit Purchase Price”), on the terms and conditions described herein, and (ii) on the Founder Shares Closing Date, Subscriber shall purchase from the Sponsor, and the Sponsor shall transfer and sell to Subscriber, 3,840,000 Founder Shares, in consideration for Subscriber’s purchase price for such Founder Shares of $4,684.80 (the “Founder Shares Purchase Price” and, together with the Unit Purchase Price, the “Purchase Price”), on the terms and conditions described herein. The number of Securities and the amount of the Purchase Price may be increased or decreased pursuant to Section 1(f) hereof.

(e)  Purchase of the Securities. Subscriber’s delivery of this Agreement to the Company and the Sponsor shall be preceded or accompanied by an originally executed Form W-9, W-8BEN or W-8IMY, as applicable. The Company or the Sponsor shall notify Subscriber in writing of the anticipated date of the effectiveness of the Registration Statement (as defined below) (the “Effective Date”) at least two (2) Business Days (as defined below) prior to the Effective Date, and Subscriber shall remit the Unit Purchase Price to the Company’s transfer agent (to be held in escrow pending the consummation of the IPO), by wire transfer of immediately available funds or other means approved by the Company, on the date that is one (1) Business Day prior to the Effective Date, or such other date as the Company and Subscriber may agree upon in writing. If the consummation of the IPO has not occurred for any reason by the date that is seven (7) Business Days after the date on which Subscriber remitted the Unit Purchase Price to the Company’s transfer agent, then, unless Subscriber otherwise agrees in writing, the Company shall promptly cause its transfer agent to return the Unit Purchase Price to Subscriber without interest or deduction, and this Agreement shall terminate and thereafter have no force or effect. The Company shall notify Subscriber in writing of the anticipated consummation date of the Business Combination at least two (2) Business Days prior to such date, and the Sponsor shall deliver the Founder Shares to or as instructed by Subscriber against payment of the Founder Shares Purchase Price to accounts indicated by the Sponsor by wire transfer of immediately available funds or other means approved by the Sponsor, on the Founder Shares Closing Date, or such other date as the Sponsor and Subscriber may agree upon in writing. As used herein, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(f)  Purchase of Additional Securities; Return of Unused Amount of Purchase Price. It is currently contemplated that the IPO will raise $920,000,000 in gross proceeds (including exercise of the underwriter’s option to purchase additional units in connection with the IPO (the “Underwriter’s Option”)). Subscriber agrees that if the size of the IPO is increased or decreased for any reason, with such increase or decrease being at the Company’s discretion, the amount of Subscriber’s investment will be either increased or decreased, as applicable, so that Subscriber’s percentage of the aggregate investment in the Private Placement Units made by Subscriber and other investors of the Company remains the same. Likewise, the percentage of the Founder Shares to be sold to Subscriber compared to all other holders of the Company’s Class B ordinary shares will remain the same. The Company shall promptly notify Subscriber in writing of any such increase or decrease in the size of the IPO. If the size of the IPO is increased prior to the consummation of the IPO, Subscriber agrees that it will deliver the purchase price for such additional Private Placement Units at a price of $10.00 per Private Placement Unit to the Company as promptly as practicable after notice by the Company of such increase and, in such case, the number of Founder Shares to be sold and the Founder Shares Purchase Price to be paid by Subscriber will likewise increase. If the size of the IPO is decreased (including a decrease as a result of the Underwriter’s Option not being exercised), the Company shall promptly cause its transfer agent to return the unused portion of the Unit Purchase Price to Subscriber without interest or deduction and a lesser number of Private Placement Units will be issued to Subscriber on the Unit Closing Date and, in such case, the number of Founder Shares to be sold and the Founder Shares Purchase Price to be paid by Subscriber will likewise decrease.

2.	Representations and Warranties of Subscriber.

Subscriber represents and warrants as follows:

(a)  (i) Subscriber is an “accredited investor” as defined by Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”), as evidenced by the Accredited Investor Status Checklist (attached hereto as Exhibit A) and has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of Subscriber’s investment in the Securities, of making an informed investment decision with respect thereto, and has the ability and capacity to protect Subscriber’s interests. Subscriber shall submit to the Company such further assurances of accredited status as may reasonably be requested by the Company.

(ii) Subscriber understands that the Company and the Sponsor are relying on the accuracy of these representations and warranties and understands the significance of Subscriber’s representations and warranties to the Company and the Sponsor that Subscriber is an accredited investor. By executing this Agreement, Subscriber agrees to notify the Company of any material changes affecting Subscriber’s status prior to the Company’s acceptance of the subscription.

(b)  Subscriber understands that the Securities are not presently registered and the Company and the Sponsor have no obligation to register the Securities or assist Subscriber in obtaining an exemption from registration except as described in the registration statement relating to the IPO (“Registration Statement”). Subscriber understands that the Private Placement Units will not be registered under the Securities Act on the ground that the issuance of the Private Placement Units is exempt under either Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act as a transaction by an issuer not involving any public offering and that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for the exemption claimed would not be present if any of the representations and warranties of Subscriber contained in this Agreement are untrue or, notwithstanding Subscriber’s representations and warranties, Subscriber currently contemplates acquiring any of the Securities for resale.

(c)  Subscriber is purchasing and acquiring the Securities for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing the Securities made in full compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws; and Subscriber understands that an investment in the Securities is not a liquid investment.

(d)  Subscriber acknowledges that there exists no public market for the Securities, that no such public market may develop in the future, the Securities, when sold or issued, will be “restricted securities” and as a result, Subscriber acknowledges that the Securities may be required to be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Subscriber is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resales of securities purchased in a private placement subject to certain limitations and to the satisfaction of certain conditions provided for thereunder, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the company issuing the securities, the resale occurring not less than six months after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of securities being sold during any three-month period not exceeding specified limitations. Subscriber further acknowledges that the Securities will be subject to certain lock-up restrictions, as described in this Agreement, and may only be transferred pursuant to the terms of such lock-up. Subscriber also acknowledges that Rule 144 is not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company and that Rule 144 will provide an exception to this prohibition only if (i) the Company has then ceased to be a shell company; (ii) the Company is then subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the Company has then filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the Company was required to file such reports and materials), other than Form 8-K reports; and (iv) at least one year has elapsed from the time that the Company filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

(e)  Subscriber acknowledges that Subscriber has had the opportunity to ask questions of, and receive answers from the Company or any authorized person acting on its behalf concerning the Company’s proposed business plan and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Subscriber. In connection therewith, Subscriber acknowledges that Subscriber has had the opportunity to discuss the Company’s proposed business, management and financial affairs with the Company’s management or any authorized person acting on its behalf. Subscriber has received and reviewed all the information concerning the Securities and the Company’s business, management, financial affairs, prospects and risks, both written and oral, that Subscriber desires. In determining whether to make this investment, Subscriber has relied solely on (i) Subscriber’s own knowledge and understanding of the Company and its proposed business based upon Subscriber’s own due diligence investigations and the information furnished pursuant to this paragraph, (ii) the information described in subparagraph 2(g) below and (iii) the representations and warranties of the Company and the Sponsor made to Subscriber in this Agreement.

(f)  Subscriber has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform Subscriber’s obligations under the terms of this Agreement. This Agreement constitutes a valid and legally binding obligation of Subscriber, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principals of equity, whether such enforcement is considered in a proceeding in equity or law.

(g)  Subscriber has carefully considered and has discussed with Subscriber’s legal, tax, accounting and financial advisors, to the extent Subscriber has deemed necessary, the suitability of this investment and the transactions contemplated by this Agreement for Subscriber’s particular federal, state, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Agreement are a suitable investment for Subscriber. Subscriber has relied solely on such advisors and not on any statements or representations of the Sponsor, the Company or any of its agents. Subscriber understands that Subscriber (and not the Company or the Sponsor) shall be responsible for Subscriber’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(h)  There are no actions, suits, proceedings or investigations pending against Subscriber or Subscriber’s assets before any court or governmental agency (nor, to Subscriber’s knowledge, is there any threat thereof) which would impair in any way Subscriber’s ability to enter into and fully perform Subscriber’s commitments and obligations under this Agreement or the transactions contemplated hereby.

(i)  The execution, delivery and performance of and compliance with this Agreement and the sale and issuance of the Securities will not result in any violation of, or conflict with, or constitute a default under, any of Subscriber’s articles of incorporation, by-laws, operating agreement, partnership agreement, or trust agreement, if applicable, or any agreement to which Subscriber is a party or by which it is bound.

(j)  Subscriber acknowledges that an investment in the Securities is speculative and involves a high degree of risk and that Subscriber can bear the economic risk of the purchase of the Securities, including a total loss of its investment. Subscriber acknowledges and understands and agrees that in the event the Company is unable to consummate an initial merger, stock exchange, asset acquisition or other similar business combination (the “Business Combination”) within a certain period of time following the closing of the IPO, then Subscriber may lose its entire investment.

(k)  Subscriber understands that other investors in the Company, including officers and directors of the Company, may receive better terms than those being offered to Subscriber hereby.

(l)  Subscriber recognizes that no federal, state or foreign agency has reviewed, recommended or endorsed the purchase of the Securities or any facts or circumstances related thereto.

(m)  Subscriber is aware that (i) the Company will have no operations and no commitments for any additional capital that may be needed in the future and (ii) the Company will be a shell company. Subscriber has experience in evaluating the risks of investing in early stage development companies and blank check companies.

(n)  Subscriber represents that Subscriber is not purchasing or acquiring the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio or presented at any seminar or meeting or any public announcement or filing of or by the Company or any of its affiliates, agents or representatives.

(o)  Subscriber has carefully read each of the terms and provisions of this Agreement.

(p)  No representations or warranties have been made to Subscriber by the Company, the Sponsor or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company and the Sponsor contained herein, and in subscribing for the Private Placement Units, Subscriber is not relying upon any representations other than those contained in this Agreement. Subscriber has not been furnished with any oral representation or oral information in connection with or in any way relating to the Private Placement or the proposed business or prospects of the Company.

(q)  Subscriber represents and warrants it has not engaged any finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker that is entitled to any compensation in connection with the transactions contemplated by this Agreement.

(r)  Subscriber acknowledges that if the Company does not complete an initial Business Combination within the required time period, (i) the proceeds of the sale of the Private Placement Units will be used to fund the redemption of its public shares and (ii) that there will be no liquidating distributions from the Company’s trust account with respect to the Securities held by the Sponsor, and the Private Placement Units will expire worthless.

3.	Representations and Warranties of the Company.

The Company represents and warrants as follows:

(a)  Organization. The Company is duly organized and validly existing as a Cayman Islands exempted company.

(b)  Corporate Power. The Company has the power and authority to enter into, deliver and perform this Agreement and the agreements to be entered into therewith.

(c)  Authorization. All necessary action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement by the Company, and the issuance and sale of the Private Placement Units to be sold by the Company pursuant to this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(d)  Capitalization. The authorized share capital of the Company consists of, as of the date hereof:

(i) 500,000,000 Class A ordinary shares, none of which are issued and outstanding;

(ii)  50,000,000 Class B ordinary shares, 22,480,000 of which are issued and outstanding. All of the outstanding Class B ordinary shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws; and

(iii)  5,000,000 undesignated preference shares, none of which are issued and outstanding.

(e)  Valid Issuance of Private Placement Units. The Private Placement Units, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement:

(i)  will be free and clear of any preemptive or similar rights, taxes, security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer specified under this Agreement, that certain warrant agreement to be entered into by the Company and Continental Stock Transfer & Trust Company, the Securities Act and any applicable state securities laws;

(ii)  will be duly and validly issued, fully paid and non-assessable;

(iii)  will not subject the holders thereof to personal liability by reason of being such holders; and

(iv)  assuming the representations and warranties of Subscriber as set forth in Section 2 hereof are true and correct, will not result in a violation of Section 5 under the Securities Act.

No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

(f)  IPO. The offers and sales of securities in the IPO will be made pursuant to an effective Registration Statement and otherwise in compliance with the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws, rules and regulations.

(g)  No General Solicitation. Neither the Company, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Private Placement Units.

(h)  Governmental Consents and Filings. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2 and in the Accredited Investor Status Checklist attached hereto, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act and applicable state securities laws, if any.

(i)  Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) under any provisions of the governing documents of the Company, (ii) under any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) under any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(j)  Operations. As of the date hereof, the Company has not conducted, and prior to the consummation of the IPO the Company will not conduct, any operations other than organizational activities and activities in connection with offerings of the Securities.

(k)  Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(l)  Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(m)  Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(n)  Non-Public Information. The Company represents and warrants that none of the information conveyed to Subscriber in connection with the transactions contemplated by this Agreement will constitute material non-public information of the Company upon the effectiveness of the Registration Statement.

4.	Representations and Warranties of the Sponsor.

(a)  The Sponsor represents and warrants as follows:

(i)  Power. The Sponsor has the power and authority to enter into, deliver and perform this Agreement.

(ii)  Authorization. This Agreement has been duly and validly authorized, executed and delivered by the Sponsor and constitutes the legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(iii)  Founder Shares. The Founder Shares to be sold to Subscriber:

(1)  are owned by the Sponsor free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws and as described in the Registration Statement;

(2)  are subject to certain transfer restrictions as set forth in the Registration Statement; and

(3)  will not subject Subscriber to personal liability upon its acquisition of such shares by reason of being a holder of such shares.

5.	Additional Agreements.

(a) [Reserved]

(b)  Lockup.

(i)  Subscriber agrees with the Company (and not the Sponsor) that the Founder Shares may not be transferred, assigned or sold until (a) with respect to 25% of such shares, until consummation of the initial Business Combination, (b) with respect to 25% of such shares, when the closing price of the Company’s Class A ordinary shares (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the initial Business Combination, (c) with respect to 25% of such shares, when the closing price of the Company’s Class A ordinary shares (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of the initial Business Combination, and (d) with respect to 25% of such shares, when the closing price of the Company’s Class A ordinary shares (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of the initial Business Combination or earlier, in any case, if, following the Business Combination, the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of its shareholders having the right to exchange their ordinary shares for cash, securities or other property. Subscriber agrees with the Company (and not the Sponsor)  that the Private Placement Units (or any of their underlying securities) may not be transferred, assigned or sold until 30 days after the consummation of the Business Combination. The Securities shall contain a legend reflecting the foregoing lockup. Notwithstanding the first sentence hereinabove, transfers, sales and assignments of the Securities are permitted (i)  to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, the Sponsor, any affiliate of the Sponsor, any members of the Sponsor, or any of their affiliates, officers, directors, direct and indirect equityholders; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the applicable Securities were originally purchased; (vii) in the event of the Company’s liquidation prior to the completion of a Business Combination; and (viii) to Subscriber’s affiliates, or any investment fund or other entity controlled or managed by Subscriber, or to any investment manager or investment advisor of such Subscriber or an affiliate of any such investment manager or investment advisor or to any investment fund or other entity controlled or managed by such persons (each of the foregoing, a “Permitted Transferee”); provided, however, that in the case of clauses (i) through (v) and (viii), these Permitted Transferees must enter into a written agreement agreeing to be bound by the terms of this Agreement, including these transfer restrictions.

(ii)  Following the expiration of the transfer restrictions set forth in clause (i) above, if the Securities are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act, or if they are registered for resale under the Securities Act pursuant to a shelf registration statement, then at Subscriber’s written request, the Company will use commercially reasonable efforts to cause the Company’s transfer agent to remove the legend referred to in clause (i) above, subject to compliance by Subscriber with the reasonable and customary procedures for such removal required by the Company or its transfer agent. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Securities without any such legend.

(c)  Registration Rights. The Company and Subscriber will enter into a registration rights agreement on the Effective Date substantially in the form provided to Subscriber prior to the date hereof granting Subscriber customary registration rights with respect to the Founder Shares and Private Placement Units (and their underlying securities) as described in the Registration Statement.

(d)  Changes in Connection with Business Combination. Subscriber agrees that if, in connection with a Business Combination, any of the Company, the Sponsor or FTAC Hera Sponsor, LLC (together with the Sponsor, the “Sponsors”) decides (i) to forfeit, transfer to a third person, exchange, subject to transfer, vesting or conditional forfeiture provisions, or amend the terms of all or any portion of the Founder Shares and/or the Private Placement Units (or the Sponsors’ membership interests representing an interest in any of the foregoing) or (ii) to enter into any other arrangements with respect to the Founder Shares and/or the Private Placement Units (or the Sponsors’ membership interests representing an interest in any of the foregoing) to facilitate the consummation of such Business Combination (each, a “Change in Investment”), such Change in Investment shall apply (a) pro rata to the Founder Shares held by the Sponsors and the Founder Shares held by Subscriber based on the relative number of Founder Shares to be held by each on the Founder Shares Closing Date; and (b) pro rata to the Private Placement Units held by the Sponsors and the Private Placement Units held by Subscriber based on the relative number of Private Placement Units to be held by each on the Founder Shares Closing Date. Subscriber agrees to take all steps and execute all such agreements as may be necessary or reasonably requested by the Company or either of the Sponsors to effectuate such Change in Investment on the same terms as applicable to the Sponsors (including without limitation amending this Agreement). Any Change in Investment shall apply in the same manner and pro rata to all Founder Shares and/or Private Placement Units, as applicable, and if the Company, the Sponsors or any affiliate of the Sponsors enters into any agreement that gives such person the right, on an absolute or contingent basis, to earn back or restore the value or original terms of any Founder Shares and/or Private Placement Units that were the subject of any such Change in Investment, then the Subscriber shall be provided the same rights on a pro rata basis. Subscriber hereby acknowledges and agrees that in the event the Founder Shares convert into Class A Shares at a ratio of greater than 1:1 in connection with a Business Combination (an “Increased Conversion Ratio”), Subscriber shall not be entitled to any additional Founder Shares resulting from an Increased Conversion Ratio pursuant to this Agreement or otherwise.

(e) USRPHC. The Sponsor shall cause the Company not to enter into any transaction that would result in the Company being categorized as a U.S. Real Property Holding Company (“USRPHC”) under Section 897 of the Internal Revenue Code of 1986, as amended.

(f)   Material Non-Public Information. The Company shall not, without the prior written consent of a General Counsel or Chief Compliance Officer (or their designee) of Subscriber, disclose to Subscriber any information (including, without limitation, information that may be provided to the Company) that is material non-public information with respect to any public company, including the Company.

(g)  Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute Subscriber and the Sponsor as, and the Sponsor acknowledges that Subscriber and the Sponsor do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and the Sponsor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Sponsor acknowledges that Subscriber and the Sponsor are not acting in concert or as a group, and the Sponsor shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

(h)  Waiver of Rights in Trust Account. Subscriber hereby agrees that, except with respect to any IPO Shares or any Class A ordinary shares of the Company purchased by it in the aftermarket, it does not have any right, title, interest or claim of any kind in or to any monies to be held in the trust account of the Company to be formed in connection with the IPO and waives any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the trust account for any reason whatsoever.

(i)  Use of Subscriber’s Name. Neither the Company nor the Sponsor will, without the written consent of Subscriber in each instance, use in advertising, publicity or otherwise the name of Subscriber or any of its affiliates, or any director, officer or employee of Subscriber, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Subscriber or its affiliates or any information relating to the business or operations of Subscriber or its affiliates (including, for the avoidance of doubt, any investment vehicles, funds or accounts managed thereby). Notwithstanding the foregoing, the Company may disclose Subscriber’s name and information concerning Subscriber (A) to the extent required by law, regulation or regulatory request, including in the Registration Statement or (B) to the Company’s lawyers, independent accountants and to other advisors and service providers who reasonably require Subscriber’s information in connection with the provision of services to the Company, are advised of the confidential nature of such information and are obligated to keep such information confidential. The Company and the Sponsor agree to provide to Subscriber for Subscriber’s review any disclosure in any registration statement, proxy statement or other document in advance of the submission, filing or disclosure of such document in connection with the transactions contemplated by this Agreement with respect to Subscriber or any of its affiliates, and will not make any such submission, filing or disclosure without including any revisions reasonably requested in writing by Subscriber or to the extent Subscriber has a good faith objection to such submission, filing or disclosure.

6.	Miscellaneous.

(a)  Notices. Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by registered or certified mail with return receipt requested (postage prepaid) or (ii) by a recognized overnight delivery service (with charges prepaid).

If to the Company or the Sponsor, at:

FTAC Hera Acquisition Corp.

2929 Arch Street, Suite 1703

Philadelphia, PA 19104

Attention: Chief Financial Officer

With a copy which shall not constitute notice to:

Ledgewood, PC

Two Commerce Square

2001 Market Street, Suite 3400

Philadelphia, PA 19103

Attention: Mark E. Rosenstein

If to Subscriber, at its address set forth on the signature page to this Agreement, or such other address as Subscriber shall have specified to the Company in writing.

(b)  Entire Agreement; Amendments; Assignment. This Agreement, together with any other documents, instruments and writings that are delivered pursuant hereto or referenced herein, represents the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may be terminated, modified, waived or amended only by a writing executed and delivered by both parties. No right or obligation of a party shall be assigned or otherwise transferred without prior notice to and the written consent of the other parties. Any assignment or transfer in violation of the foregoing shall be null and void.

(c)  Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)  Law Governing this Agreement. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

(e)  Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)  WAIVER OF JURY TRIAL. EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g) Specific Enforcement; Consent to Jurisdiction. The Company, the Sponsor and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(h) Drafting. This Agreement shall not be construed for or against a party based upon authorship.

(i) Captions; Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or any other legal entity and a government or any department or agency thereof.

(j) Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(k) Expenses. Each of the Company and Subscriber will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent, stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Securities and the securities issuable upon conversion or exercise of the Securities.

(l) Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements (but subject in any case to the provisions of Section 5(i) hereof), unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement. Notwithstanding the foregoing, Subscriber shall be permitted to disclose any information to its affiliates and its and their respective directors, officers, employees, advisors, director or indirect owners, agents and representatives, in each case so long as such person or entity has been advised of the confidentiality obligations hereunder; provided that Subscriber shall be liable for any breach of such confidentiality obligations by any such person or entity.

(m) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement.

(Signature pages follow.)

IN WITNESS WHEREOF, Subscriber has caused this Agreement to be executed as of the date indicated below.

SUBSCRIBER:

RIVERVIEW GROUP, LTD.
By: Millennium Management LLC, its Investment Manager

/s/ Mark Meskin
Name:	Mark Meskin
Title:	Chief Trading Officer

Address for Notices:

399 Park, New York, NY 10022

[Signature Page to Subscription Agreement]

Acceptance and Agreement:

IN WITNESS WHEREOF, each of the Company and the Sponsor has caused this Agreement to be executed, and the foregoing subscription accepted and agreed to, as of the date indicated below.

FTAC HERA ACQUISITION CORP.

By:	/s/ Daniel G. Cohen
	Name:	Daniel G. Cohen
	Title:	President and Chief Executive Officer

FTAC HERA ADVISORS, LLC
By: Hera Sponsor Interests, LLC, its Manager

By:	/s/ Daniel G. Cohen
	Name:	Daniel G. Cohen
	Title:	Chief Executive Officer

Exhibit A – Accredited Investor Questionnaire

SUBSCRIBER TO COMPLETE

Accredited Investor Status Checklist:

Please check one or more of the following definitions of “accredited investor,” if any, which applies to you. If none of the following applies to you, you may not qualify to take parting this offering.

☐	A Bank as defined in Section 3(a)(2) of the Securities Act, or any savings association or institution as defined in Section 3(a)(5)(A) of the Securities Act.

☐	Any broker or dealer registered pursuant to Section 15 of the Exchange Act.

☐	An insurance company as defined in Section 2(13) of the Securities Act.

☐	Investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Company Act.

☐	Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

☐	Plan established and maintained by a state, or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

☐	Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, as defined in the Securities Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the plan has assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors.
☐	A Private Business Development Company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

☐	An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, business trust, partnership, or limited liability company, or any other entity, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

☐

A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000.

The term “net worth” means the excess of total assets over total liabilities (including personal and real property, but excluding the estimated fair market value of Subscriber’s primary home). For the purposes of calculating joint net worth with the person’s spouse or spousal equivalent, joint net worth can be the aggregate net worth of Subscriber and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation. There is no requirement that securities be purchased jointly. A spousal equivalent means a cohabitant occupying a relationship generally equivalent to a spouse.

Accredited Investor Questionnaire

☐

A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

For purposes hereof the term “income” is not limited to “adjusted gross income” as that term is defined for federal income tax purposes, but rather includes certain items of income which are deducted in computing “adjusted gross income.” For investors who are salaried employees, the gross salary of such investor, minus any significant expenses personally incurred by such investor in connection with earning the salary, plus any income from any other source including unearned income, is a fair measure of “income” for purposes hereof. For investors who are self-employed, “income” is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

☐	A trust, with assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2) (ii) of Regulation D of the Securities Act.

☐	Any entity in which all of the equity owners are Accredited Investors.

☐	A director or officer of the Company.

☐	A natural person holding in good standing with one or more professional certifications or designations or other credentials from an accredited educational institution that the U.S. Securities Exchange Commission (“SEC”) has designated as qualifying an individual for accredited investor status; The SEC has designated the General Securities Representative license (Series 7), the Private Securities Offering Representative license (Series 82) and the Licensed Investment Adviser Representative (Series 65) as the initial certifications that qualify for accredited investor status.

☐	A natural person who is a “knowledgeable employee” as defined in Rule 3c-5(a)(4) under the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of the Investment Company Act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of the Investment Company Act;

☐

An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under the section 203(l) or (m) of the Investment Advisers Act;

☐	A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;
☐

A “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act with assets under management in excess of $5,000,000 that is not formed for the specific purpose of acquiring the securities offered and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐	A “family client” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements set forth in the preceding row and whose prospective investment in the issuer is directed by a person from a family office that is capable of evaluating the merits and risks of the prospective investment;

Accredited Investor Questionnaire